EXHIBIT 4.2


                             MULLER DATA CORPORATION
                                395 HUDSON STREET
                         NEW YORK, NEW YORK  10014-3622
                                 (212) 807-3800

                                February 18, 1998



Ranson & Associates, Inc.
250 North Rock Road, Suite 150
Wichita, Kansas  67206


     Re:         RANSON UNIT INVESTMENT TRUST SERIES 65
      Consisting of:  Defined High Yield Corporate Income Series 7

Gentlemen:

     We have examined the Registration Statement No. 333-46207 for the referenced Trust and acknowledge that Muller Data Corporation is currently acting as the evaluator for the Ranson Unit Investment Trust Series 65. Subsequently, we hereby consent to the reference of Muller Data Corporation as Trust evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,


                                    MULLER DATA CORPORATION


                                    By:         RON VALINOTI
                                      ------------------------------------
                                           Senior Vice President

Acknowledged and Agreed:

RANSON & ASSOCIATES, INC.

By: